TOKHEIM CORPORATION

                            FORT WAYNE, INDIANA

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD APRIL 17, 1998

   TO THE SHAREHOLDERS OF TOKHEIM CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Tokheim Corporation, an Indiana corporation, will be held in the corporate offices at 10501 Corporate Drive, Fort Wayne, Indiana 46845, on Friday, April 17, 1998, at 9:30 a.m., Eastern Standard Time, for the following purposes:

         1. To elect three directors for three-year terms; to elect one director for a one-year term.

         2. To consider and act upon a proposal recommended by the Board of Directors to elect Coopers & Lybrand L.L.P. as the independent auditors for the 1998 fiscal year.

         3. To transact any other business that may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on February 13, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      The Annual Report of the Company for the fiscal year ended November 30, 1997, including financial statements, has been mailed to all shareholders, and your Board of Directors urges you to read it.

                                      By Order of the Board of Directors,

                                      \s\   Norman L. Roelke, Secretary

   March 16, 1998


                           YOUR VOTE IS IMPORTANT

              The Board of Directors considers the vote of each shareholder important, whatever the number of shares held. If you are unable to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to your Company.


 THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY.




                            TOKHEIM CORPORATION

                              PROXY STATEMENT

      The enclosed proxy is solicited by the Board of Directors of Tokheim Corporation ("the Company") for use at the Annual Meeting of Shareholders to be held April 17, 1998, at 9:30 a.m., Eastern Standard Time, and any adjournments thereof. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited by directors, officers, or other employees of the Company in person or by telephone. The Company will bear the cost of any solicitation.

      The Company's mailing address is P.O. Box 360, Fort Wayne, IN 46801. The Annual Meeting of Shareholders will be held in the corporate offices at 10501 Corporate Drive, Fort Wayne, Indiana 46845. This Proxy Statement, Proxy, along with the Company's Annual Report to
   Shareholders, are first being mailed to shareholders on March 16, 1998.

      Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

      Shareholders of record at the close of business on February 13, 1998, are entitled to notice of and to vote at the meeting. On that date, there were 8,298,023 shares of Common Stock outstanding, each share entitled to 1 vote, and 771,263 shares of Convertible Preferred Stock, each share entitled to 1 vote.

      When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting. Any shareholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company before the meeting, by submitting a subsequent valid proxy, or by attending the meeting.

      Shareholders do not have cumulative voting rights with respect to the election of directors.

      The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below. All shares represented by proxies, which are returned properly signed, will be voted as specified on the proxy. If choices are not specified on the proxy, the shares will be voted as recommended by the Board. The Company's By-Laws require that the holders of a majority of the total numbers of shares issued and outstanding be represented in person or by proxy for business to be transacted at the meeting. Abstention and broker non-votes will be counted in determining whether a quorum exists.

                           ELECTION OF DIRECTORS

      The Articles of Incorporation of the Company provide that there shall be three groups of directors, each group being elected for a three-year term. Four directors are to be elected at the 1998 Annual Meeting, three directors at the 1999 Annual Meeting, and three directors at the 2000 Annual Meeting. Subject to the right of shareholders to withhold authority to vote for the election of directors, the persons named in the enclosed proxy have indicated they intend to vote for the election as directors the nominees listed below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve, but in the event that any nominee(s) is not available, the persons named in the proxy will vote for substitute nominee(s) designated by the Board of Directors.

      All of the nominees to be elected at the 1998 Annual Meeting, except Leo J. Hawk, have been serving as directors and were elected by vote of the shareholders. Walter S. Ainsworth is being nominated for a one-year term. Mr. Ainsworth will be 70 years old prior to the 1999 Annual Meeting and, pursuant to Company policy with respect to service on the Board of Directors, may only be nominated to serve until the 1999 Annual Meeting. Information as to the nominees and each of the current directors whose term continues after the Annual Meeting follows:


NOMINEE FOR ELECTION TO SERVE UNTIL THE 1999 ANNUAL MEETING

                                                           COMMON SHARES
            PRINCIPAL OCCUPATION                            BENEFICIALLY
             OR EMPLOYMENT AND                DIRECTOR      OWNED AS OF
               DIRECTORSHIPS             AGE    SINCE     FEBRUARY 13, 1998
               -------------             ---    -----     -----------------

WALTER S. AINSWORTH.....................  69     1992          4,414
Retired; former President and Chief
Executive Officer, from 1979 to
1992, of Phelps Dodge Magnet Wire
Company, which produces and markets
internationally, magnet wire, the
insulated conductor for most
electrical systems. He was Senior
Vice President of Phelps Dodge Corp.
from 1985 to 1992. He is also a
director of Fort Wayne National
Corporation.


NOMINEES FOR ELECTION TO SERVE UNTIL THE 2001 ANNUAL MEETING

                                                           COMMON SHARES
            PRINCIPAL OCCUPATION                            BENEFICIALLY
             OR EMPLOYMENT AND                DIRECTOR       OWNED AS OF
               DIRECTORSHIPS             AGE    SINCE     FEBRUARY 13, 1998
               -------------             ---    -----     -----------------

B. D. COOPER............................  55     1993          2,800
President and Chairman of the Board
of P.E.S. Inc., which sells and
distributes petroleum equipment to
the petroleum industry. He is also a
director of Delhi Bancshares.

LEO J. HAWK ..........................    64       N/A          -0-
Chairman of the Board of Superior
Metal Products, Inc., since 1992. He
was President and CEO, from 1984 to
1992, of Superior Metal Products,
Inc., which manufactures functional
and decorative hardware for major
appliance, office furniture, and
automotive industries.

DOUGLAS K. PINNER....................    57       1992         80,344
President and Chief Executive
Officer of the Company since 1992
and Chairman of the Board of the
Company since 1996. From 1983 to
1992, he was President of Slater
Steels Fort Wayne Specialty Alloys,
a wholly-owned subsidiary of Slater
Industrial of Toronto, which
manufactures stainless steel bar.

       The affirmative vote of the holders of a plurality of the shares represented and entitled to vote at the meeting is required for the election of directors.

                     THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE


DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

                                                           COMMON SHARES
            PRINCIPAL OCCUPATION                            BENEFICIALLY
             OR EMPLOYMENT AND                DIRECTOR      OWNED AS OF
                DIRECTORSHIPS            AGE    SINCE     FEBRUARY 13,1998
                -------------            ---    -----     ----------------

GERALD H. FRIELING, JR. ................  67     1989           6,400
Former Chairman of the Board of the
Company from 1991 to 1996. He was
Chief Executive Officer of the
Company from 1991 to 1992; from 1979
to 1989, he was Chairman of the
Board, President and Chief Executive
Officer of National-Standard, a
diversified manufacturer of
specialty wire, metal products, and
machinery. He is also a director of
CTS Corporation.

DR. WINFRED M. PHILLIPS................   57     1986          2,600
Dean, College of Engineering and
Associate Vice President,
Engineering and Industrial
Experiment Station of the University
of Florida.

IAN M. ROLLAND..........................  64     1981          3,125
Chairman and Chief Executive Officer
since 1992 of Lincoln National
Corporation, which provides life
insurance and annuities,
property-casualty insurance and
related services through its
subsidiary companies. He was
President and Chief Executive
Officer of Lincoln National
Corporation from 1975 to 1992. He is
also a director of Lincoln National
Corporation; NIPSCO Industries,
Inc.; Norwest Bank Indiana, N. A.;
and Norwest Corporation.


DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

ROBERT M. AKIN, III...................    62     1993          3,800
Retired; former President and Chief
Executive Officer, from 1971 to
1995, of Hudson International
Conductors, a subsidiary of Phelps
Dodge Corp., a manufacturer of
specialty wire products.

JAMES K. BAKER....................        66     1993         2,600
Vice Chairman of the Board of Arvin
Industries, Inc., a global
manufacturer of automotive products.
From 1993 to 1996, he was Chairman
of the Board and, from 1986 to 1993,
he was Chairman and Chief Executive
Officer of Arvin Industries, Inc. He
is also a director of Arvin
Industries, Inc.; First Chicago NBD
Corp.; Amcast Industrial Corp.; The
GEON Company; and CINergy Corp.

RICHARD W. HANSEN......................   60      1995         6,400
Chairman, President, and Chief
Executive Officer since 1977 of
Furnas Electric Company, a leading
manufacturer of industrial
electrical and electronic motor
control products.




   BOARD OF DIRECTORS AND BOARD COMMITTEES

      The Company's Board of Directors held seven meetings during the past fiscal year. The Board of Directors has established the following
   Committees: Audit, Compensation, Executive, and Technical. Members normally serve on a Committee for a three-year period. Each director, with the exception of James K. Baker, attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such director served during the past fiscal year. Mr. Baker, unable to attend several meetings because of other business commitments, did attend 71% of the scheduled meetings.

      AUDIT COMMITTEE. The Audit Committee, which consists of four non-employee directors, met four times during the past fiscal year. The Committee arranges the details of the annual audit of the Company and recommends to the Board of Directors independent auditors to be presented for consideration by the shareholders. In addition, the Committee meets periodically with members of Internal Audit and independent auditors to review (1) internal audits of a significant nature, (2) external scope in planning, and (3) management letters and significant items covered therein. The following directors currently comprise the Audit Committee: B. D. Cooper; Gerald H. Frieling, Jr.; Dr. Winfred M. Phillips; and Ian M. Rolland.

      COMPENSATION COMMITTEE. The Compensation Committee, which consists of three non-employee directors, met three times during the past fiscal year. The Committee makes recommendations to the Board of Directors concerning officers' salaries and other compensation and is responsible for reviewing compensation for directors. The following directors currently comprise the Compensation Committee: Walter S. Ainsworth; James K. Baker; and Richard W. Hansen.

      EXECUTIVE COMMITTEE. The Executive Committee, which consists of four non-employee directors, met four times during the past fiscal year. The Committee reviews strategic plans of the Company and lends other assistance to the President and Chief Executive Officer as required. In addition, the Committee serves as a nominating committee for prospective directors. The Committee will consider candidates recommended by shareholders for nomination to the Board of Directors. Recommendations may be submitted in writing to the Executive Committee at the Company's mailing address. The following directors currently comprise the Executive Committee: Walter S. Ainsworth; James K. Baker; B. D. Cooper; and Gerald H. Frieling, Jr.

      TECHNICAL COMMITTEE. The Technical Committee, which consists of four non-employee directors, met four times during the past fiscal year. The Committee reviews strategic technical plans of the Company and reviews software and hardware approaches used by the Company as required. The following directors currently comprise the Technical Committee: Robert
   M. Akin, III; B. D. Cooper; Richard W. Hansen; and Dr. Winfred M.
   Phillips.

   EXECUTIVE COMPENSATION

      The following tables set forth various aspects of executive compensation paid by the Company for services over the past three fiscal years to the Company's Chief Executive Officer and each of the four most highly compensated executive officers.

                                            SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                       ANNUAL COMPENSATION                                COMPENSATION  AWARDS
                                    ----------------------------                 ----------------------------------------
                                                                                                 OTHER
                                                                ANNUAL                          SECURITIES         ALL
                                                                COMPEN-       RESTRICTED        UNDERLYING        OTHER
          NAME AND                      SALARY       BONUS      SATION           STOCK           OPTIONS/        COMPENSA-
    PRINCIPAL POSITION         YEAR      ($)          ($)        ($)           AWARDS($)         SARS(#)          TION ($)(1)
----------------------------   ----    --------    --------    ----------     ----------        ----------     --------------

Douglas K. Pinner              1997    $373,333    $190,000    $  4,763(2)     $462,500(3)        105,000       $ 67,705(4)
Chairman, President, and       1996     297,917     120,000       2,893(2)         --               --            33,378
Chief Executive Officer        1995     272,917      30,000        1,880(2)        --               --            24,435

John A. Negovetich             1997    $210,000    $ 84,000    $ 11,603(5)     $138,750(6)         30,000       $ 20,866(7)
Executive Vice President       1996     177,690      60,000      58,486(5)         --               --             7,543
Finance & Administration
and Chief Financial Officer

Jacques St-Denis               1997    $175,000    $ 70,000    $ 39,589(8)     $138,750(9)         50,000      $ 14,323(10)
Executive Vice President,      1996     148,750      30,000      45,426(8)         --               --           10,211
Operations

Norman L. Roelke               1997    $139,167    $ 45,000    $    942(11)    $ 46,250(12)        20,000      $ 19,234(13)
Vice President, Secretary,
and General Counsel

Scott A. Swogger               1997    $119,961    $ 25,000    $    443(14)        --              18,000      $ 10,636(15)
President, Tokheim U.S.


   4) In accordance with the rules of the Securities and Exchange
      Commission, a description of the amounts related to fiscal years 1996 and 1995 has not been included. The Company provides the named executive officers with certain group life, health, medical, and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the Securities and Exchange Commission's rules.

   5) Represents taxes paid on Mr. Pinner's behalf in 1997, 1996, and 1995.

   3) Represents restricted stock award grant of 25,000 shares at closing market price of $18.50 on date of grant.

   4) Includes Company contributions to the Retirement Savings Plan of $8,250; term life insurance premiums of $9,391; and $50,064 estimated present value of cash surrender value to be received in future years.

   5) Represents taxes paid on Mr. Negovetich's behalf in 1997. In 1996, the amount represents a signing bonus of $20,000; relocation reimbursements of $29,451; and taxes of $9,035 paid on Mr.
      Negovetich's behalf.

   6) Represents restricted stock award grant of 7,500 shares at closing market price of $18.50 on date of grant.

   7) Includes Company contributions to the Retirement Savings Plan of $4,000; term life insurance premiums of $3,792; and $13,074 estimated present value of cash surrender value to be received in future years.

   8) Represents taxes paid on Mr. St-Denis' behalf of $728; foreign service pay of $36,692; and $2,169 in spousal travel in 1997. In 1996, the amount represents a foreign service 2assignment bonus of $45,000 and taxes of $426 paid on Mr. St-Denis' behalf.

   9) Represents restricted stock award grant of 7,500 shares at closing market price of $18.50 on date of grant.

  10) Includes Company contributions to the Retirement Savings Plan of $8,250; term life insurance premiums of $1,437; and $4,636 estimated present value of cash surrender value to be received in future years.

   11) Represents taxes paid on Mr. Roelke's behalf in 1997.

   12) Represents restricted stock award grant of 2,500 shares at closing market price of $18.50 on date of grant.

   13) Includes Company contributions to the Retirement Savings Plan of $8,250; term life insurance premiums of $1,857; and $9,127 estimated present value of cash surrender value to be received in future years.

   14) Represents taxes paid on Mr. Swogger's behalf in 1997.

   15) Includes Company contributions to the Retirement Savings Plan of $7,696; term life insurance premiums of $874; and $2,066 estimated present value of cash surrender value to 2be received in future years.

      During the fiscal year ended November 30, 1997, Douglas K. Pinner was granted 105,000 shares in stock options at an exercise price of $8.688. John A. Negovetich was granted 30,000 shares in stock options at an exercise price of $8.688. Jacques St-Denis was granted 20,000 shares in stock options at an exercise price of $7.938 and 30,000 shares at an exercise price of $8.688. Norman L. Roelke was granted 20,000 shares in stock options at an exercise price of $8.688. Scott A. Swogger was granted 3,000 shares in stock options at an exercise price of $7.938 and 15,000 shares at an exercise price of $8.688. No other options or Stock Appreciation Right2s (SARs) were granted to, nor were any SARs exercised by, the executive officers named in the table above.

      The following table sets forth information regarding stock options exercised during fiscal 1997 and unexercised options held as of the end of fiscal year 1997 and valued as of the Record Date.



               AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                               Securities             Value of
                                                Underlying          Unexercised
                                               Unexercised          In-The-Money
                                               Options/SARs         Options/SARs
                       Shares                    at Fiscal            at Fiscal
                     Acquired      Value        Year-End (#)          Year-End ($)
                    on Exercise   Realized     Exercisable(E)/      Exercisable(E)/
     Name               (#)          ($)       Unexercisable(U)     Unexercisable(U)
     ----           -----------   --------     ----------------     ----------------
Douglas K. Pinner      115,322     $891,768          -0-(E)                -0-(E)
                                                  105,000(U)           $859,635(U)

John A. Negovetich         -0-         -0-         15,000(E)           $146,250(E)
                                                   45,000(U)           $391,830(U)

Jacques St-Denis           -0-         -0-          7,500               $57,029(E)
                                                   45,000(U)           $379,665(U)

Norman L. Roelke         3,200    $ 35,261         13,250(E)           $106,212(E)
                                                   23,750(U)           $163,740(U)

Scott A. Swogger         2,500    $ 15,469          1,200(E)           $  6,703(E)
                                                   24,750(U)           $216,038(U)


                         COMPENSATION OF DIRECTORS

      During fiscal year 1997, non-employee directors of the Company received a quarterly retainer of $2,400; $800 for each meeting of the Board or a Committee of the Board attended in person; $400 for each Board or Committee meeting attended telephonically; and 200 shares of Common Stock, payable on December 1, 1997. Also, each non-employee director of the Company was granted 1,000 shares of restricted stock in lieu of a pay increase. In addition, Gerald H. Frieling, Jr., received $10,000 each quarter as compensation for his services as Vice Chairman of the Board. Directors may, by written agreement with the Company, defer payment of compensation until they cease to be members of the Board or reach age 70, whichever is later. Directors who are officers or employees of the Company receive no additional compensation for their services as directors.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING CONFERENCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such furnished to the Company and written representations from the Company's executive officers and directors, all reports were filed on a timely basis.


          EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

      The Company has entered into employment agreements with each of its executive officers, including its Chief Executive Officer. These agreements provide for basic terms of compensation for these officers, as well as identifying existing benefit programs extended by the Company. These agreements also restrict the officers from competition with the Company under certain circumstances and prohibit disclosure of confidential information. In addition, the agreements provide for termination benefits in the event of change in control of the Company, as defined in the agreements themselves. These benefits essentially provide for continuing salary and fringe benefits for a period of time in the event termination of employment occurs within 12 months from the date of change in control. Mr. Pinner's agreement provides for the2se benefits over a period of 36 months, while the executive officer agreements provide for these benefits over a 24-month period. These provisions are intended to keep the Company competitive in its recruitment and retention of management personnel. Based upon the level of current compensation of the named executive officers, as well as the Chief Executive Officer, payments under these provisions would exceed $100,000.


                            REPRICING OF OPTIONS

      The Company has adopted a policy prohibiting the reissue or repricing of any options granted under the Stock Incentive Plan.

                       COMPENSATION COMMITTEE REPORT
   OVERVIEW

      The Compensation Committee of the Board of Directors (the "Committee") is responsible for the approval and administration of compensation programs relating to the pay of all executive officers and selected key management employees. It is the objective of the Committee to ensure the Company's ability to attract and retain the highest caliber executives by providing adequate and appropriate compensation programs for attainment of superior financial results, which ultimately benefit the shareholders, customers, employees, and communities in which the Company operates. The Committee approves all compensation involving the executive officers, all incentive stock awards, and periodically reviews compensation for other key management employees.

   SALARIES

      To attract and retain the most capable executives, it is the responsibility of the Compensation Committee to design a compensation program that is competitive with similar manufacturing companies. The Committee studied various analyses of salary ranges for equivalent positions within a suitable Peer Group. The Peer Group consisted of many approximate-sized companies, including those with the industrial classifications for pump dispensing equipment. The Committee policy is to have executive officers' base salaries at least within the first quartile of the objectively established ranges for officers' salaries of like manufacturing companies.

      The President and Chief Executive Officer's salary is established by the Committee and approved by the Board of Directors. The President and Chief Executive Officer submits the recommended remuneration for the executive officers, operating under his control, to the Committee for approval. Based on improved operating earnings, increased sales, increased responsibilities as a result of the acquisition of Sofitam, and an effort by the Committee to move the President and Chief Executive Officer's salary to the mid-range for presidents and chief executive officers of like manufacturing companies, Mr. Pinner's base salary for 1997 was increased 25%. When approving the compensation for all executive officers, the Committee utilized the same factors and criteria for determining Mr. Pinner's salary.

   STOCK INCENTIVE PLAN

      To further encourage superior financial results, the Company implemented a Stock Incentive Program which was approved by the shareholders at the 1993 Annual Shareholders Meeting and subsequently amended at the 1997 Annual Shareholders Meeting to provide additional shares for stock awards. The purpose of this program is to promote the long-term financial performance of the Company by distributing stock incentive awards to key management for attaining corporate and individual objectives. The options granted under this program are vested over a number of years to encourage the financial growth of the Company, plus the retainment of key personnel.

      During the year, Mr. Pinner was granted 25,000 shares of restricted stock and an incentive stock option for 105,000 shares; Mr. Negovetich was granted 7,500 shares of restricted stock and an incentive stock option for 30,000 shares; Mr. St-Denis was granted 7,500 shares of restricted stock and an incentive stock option for 50,000 shares;
   Mr. Roelke was granted 2,500 shares of restricted stock and an incentive stock option for 20,000 shares; and Mr. Swogger was granted an incentive stock option for 18,000 shares.

   CASH BONUSES

      Also, to promote superior financial results, the Committee has adopted and is responsible for administering a Key Management Incentive Bonus Plan. This plan is designed to encourage sustained progress and growth of the Company coupled with financial results for the benefit of its shareholders. The bonuses under this plan are based on the attainment of corporate objectives as stated in the Company's Business Plan and approved by the Board of Directors. Mr. Pinner received a cash bonus of $190,000, and Mr. Negovetich, Mr. St-Denis, and Mr. Roelke received cash bonuses of $84,000, $70,000, and $45,000, respectively. These bonuses were awarded for their performance during the fiscal year and for attaining corporate and individual objectives.

   COMMITTEE COMPOSITION

      This Report is submitted by the members of the Compensation Committee of the Board of Directors comprised of Walter S. Ainsworth, Chairman; James K. Baker; and Richard W. Hansen.

                                      Walter S. Ainsworth, Chairman
                                      James K. Baker
                                      Richard W. Hansen



                             Performance Graph

      The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock for the last five fiscal years with the cumulative return Russell 2000 Index and Peer Group:

              Comparison of Five-Year Cumulative Total Return*
          Tokheim Corporation, Russell 2000 Index, and Peer Group
                   (Performance results through 11/30/97)


                       1992   1993     1994       1995       1996       1997

   Tokheim Corp        $100  $179.31  $131.03    $91.38     $112.07   $285.35
   Russell 2000 Index  $100  $118.91  $116.55   $149.70     $174.30   $213.0
   Peer Group          $100  $153.11  $151.54   $218.87     $283.06   $409.02

   Assumes $100 invested at the close of trading 11/90 in Tokheim
   Corporation common stock, Russell 2000 Index, and Peer Group.

   *Cumulative total return assumes reinvestment of dividends.
   Source: Value Line, Inc.
   Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.



     STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS

                            MANAGEMENT OWNERSHIP

      The following table sets forth, as of the Record Date, the number of shares beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) by each director of the Company, each of the executive officers named in the Summary Compensation Table, included elsewhere herein, and the current directors and executive officers of the Company as a group. All references are to Common Stock unless otherwise noted:


                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                         COMMON      PREFERRED   EXERCISABLE
                             COMMON       STOCK       STOCK        STOCK       PERCENT
      NAME                    STOCK     IN THE RSP   IN THE RSP   OPTIONS      OF CLASS

   Walter S. Ainsworth........4,414(1)      -            -           -            *
   Robert M. Akin, III........3,800         -            -           -            *
   James K. Baker.............2,600         -            -           -            *
   B. D. Cooper.............. 2,800(2)(3)   -            -           -            *
   Gerald H. Frieling, Jr.... 6,400         -            -           -            *
   Richard W. Hansen......... 6,400         -            -           -            *
   John A. Negovetich....... 10,500        104          107       15,000          *
   Dr. Winfred M. Phillips... 2,600         -            -           -            *
   Douglas K. Pinner.........75,044      3,873        1,427          -            *
   Norman L. Roelke.........  5,464        713        2,123       13,250          *
   Ian M. Rolland............ 3,125         -            -           -            *
   Jacques St-Denis..........11,897        408        1,228        7,500          *
   Scott A. Swogger.........     -         156          759        1,200          *
   Executive Officers and
   Directors as a Group
   (13 persons)...........  135,044      5,254        5,644       36,950        2.2


      *Represents less than 1% of the Company's outstanding Common Stock.

      (1) In addition, Catherine Ainsworth, Mr. Ainsworth's wife, owns
          478 shares, with respect to which Mr. Ainsworth disclaims any beneficial interest.
      (2) In addition, Barbara Cooper, Mr. Cooper's wife, owns 1,000 shares, with respect to which Mr. Cooper disclaims any beneficial interest.
      (3) In addition, P.E.S. Inc. Pension Plan owns 2,000 shares. Mr. Cooper is a participant and trustee of the Plan.


                          OTHER BENEFICIAL OWNERS

      The following table sets forth the number of shares of Common Stock beneficially owned by the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock and the holder of the Company's Convertible Preferred Stock:



     NAME OF INDIVIDUAL                 AMOUNT AND NATURE OF    CLASS OF         PERCENT OF
     OR IDENTITY OF GROUP               BENEFICIAL OWNERSHIP     SHARES            SHARES

   Fort Wayne National Bank
   110 West Berry Street                                       Convertible
   Fort Wayne, Indiana 468                771,263(1)           Preferred Stock    100.0

   David L. Babson and Company, Inc.
   One Memorial Drive, Suite 1100
   Cambridge, Massachusett                893,400              Common Stock       10.8


   The TCW Group, Inc.
   865 South Figueroa Street
   Los Angeles, California                544,200              Common Stock       6.6

    (1) Represents shares of the Company's Preferred Stock held by the Trustee of the Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries. Pursuant to this qualified plan, shares of Preferred Stock are to be allocated from time to time to the Company's employees, including its officers. It is not possible to predict the actual number of shares of Preferred Stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the Trustee in proportion to the vote by participants with respect to allocated shares.


                      ELECTION OF INDEPENDENT AUDITORS

      The Company By-Laws provide that independent auditors shall be elected each year at the Annual Meeting of Shareholders and that an Audit Committee, comprised only of non-employee directors, shall recommend independent auditors for consideration by the shareholders.

      The Audit Committee has recommended selection of Coopers & Lybrand L.L.P. as independent auditors for fiscal year 1998. In accordance with that recommendation, the Board of Directors proposes adoption of the following resolution:

             RESOLVED, That Coopers & Lybrand L.L.P. be and hereby is elected independent auditors to audit the accounts and records of the Company for fiscal year 1998, to report on the financial position of the Company, and to perform such other appropriate accounting services as may be required by the Board of Directors.

      Coopers & Lybrand L.L.P. h2as audited the accounts of the Company for many years. A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting and will be available to respond to appropriate questions from the shareholders or to make a statement, if so desired.

      The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting is required for the election of auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL


   SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

      Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Secretary, Tokheim Corporation, P. O. Box 360, Fort Wayne, IN 46801, not less than 50 days nor more than 90 days prior to the 1999 Annual Meeting of the Shareholders. Shareholder proposals received by this deadline and complying with the Company's By-Laws and all other relevant proxy regulations will be included in the Company's Proxy Statement relating to the 1999 Annual Meeting.

   OTHER BUSINESS

      The Board of Directors knows of no matters, other than those specified above, which are to be presented at the meeting. Should any other matters properly come before the meeting, or any adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment in the interest of the Company.

                                        By Order of the Board of Directors,

                                        / s/   Norman L. Roelke, Secretary



   March 16, 1998